UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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TEMPUR SEALY INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

H PARTNERS MANAGEMENT, LLC H PARTNERS, LP H PARTNERS CAPITAL, LLC REHAN JAFFER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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H Partners Management, LLC (“H Partners”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying BLUE proxy card to be used to solicit votes against the election of certain director candidates nominated by Tempur Sealy International, Inc. (“Tempur Sealy” or the “Company”) for election at the Company’s 2015 annual meeting of stockholders.  H Partners’ BLUE proxy card gives Tempur Sealy stockholders the ability to vote (i) against Christopher A. Masto, P. Andrews McLane and Mark Sarvary and for all of the Company’s other director nominees (“Company Nominees”), (ii) against all Company Nominees and (iii) against Messrs. Masto, McLane and Sarvary and for all other Company Nominees, except any Company Nominee(s) specifically listed on the BLUE proxy card by such Tempur Sealy stockholder. Tempur Sealy stockholders who wish to vote for, or selectively vote against less than all of, Messrs. Masto, McLane and Sarvary must use the Company’s proxy card.

Item 1: On April 22, 2015, H Partners issued the following press release:

ISS RECOMMENDS TEMPUR SEALY SHAREHOLDERS VOTE “AGAINST”
ALL THREE DIRECTORS TARGETED BY H PARTNERS

•	ISS: “Clearly a Compelling Argument that Change at the Board Level is Necessary”
•	Says CEO Sarvary “Bears Responsibility for Poor Execution”
•	Holds Directors Masto and McLane Responsible “For Tolerating the Poor Preparedness” and “For Enabling the Poor Performance”
•	Urges Remaining Directors to Take “A Bracing Look at the Suggestions the Dissidents Have Laid Out for a Path Forward”

New York – April 22, 2015 – H Partners Management, LLC (“H Partners”), the largest shareholder of Tempur Sealy International, Inc. (the “Company” or “Tempur Sealy”) (NYSE: TPX) with an approximate 10% stake, today announced that ISS, a leading proxy advisor, has issued a report recommending that Tempur Sealy shareholders vote “AGAINST” the re-election of the following directors at the 2015 Annual Meeting of Shareholders to be held on May 8, 2015:

•	Mark Sarvary, President and Chief Executive Officer
•	P. Andrews McLane, Chairman of the Board
•	Christopher A. Masto, Chairman of the Nominating and Corporate Governance Committee

Usman Nabi of H Partners said, “We are pleased that ISS emphatically supports our effort to hold the Board accountable for Tempur Sealy’s significant underperformance.  We urge all shareholders to protect their investment and send a clear message to the Board that the status quo is unacceptable by voting against these three directors today.  By replacing these directors with those that are truly aligned with the interests of all shareholders, we can lay the foundations for Tempur Sealy to achieve its full earnings potential.”

In its report issued on April 21, 2015, ISS recognized the failures of the targeted directors*:

•
“Given the failures of the CEO and the Chairman to address the numerous execution failures manifested over the past three years, as well as the evidence from the long tenures of the Chairman and the third targeted nominee…that their skills and experience are of questionable relevance to the company’s current needs, votes in line with the dissident recommendation AGAINST these incumbents appear warranted.”

•
“Sarvary, who joined the board as CEO in 2008, clearly bears responsibility for poor execution not only since 2012, but over the years leading up to that pivotal earnings announcement when it became clear just how unprepared the company had become for the competitive challenges building around it.”

•
“Neither McLane nor Masto have industry operating experience: both [are] from private equity firms which were once invested in Tempur-Pedic, and stayed on the board years after those firms exited their positions…they would seem to bear responsibility not only for tolerating the poor preparedness leading up to 2012, but for enabling the poor performance since then.”

•
“The root cause for that sad truth is not, as some of the company’s investor presentations have suggested, the eﬀect of foreign currency fluctuations to which its peers have no exposure: it is the poor preparedness and weak execution of the management team – which itself traces back to poor oversight, and perhaps even a lack of accountability, from the board.”

•
“In nearly every case for each measurement period, Tempur Sealy’s TSR substantially underperformed its peers and the Bloomberg world home furnishing index over the past 1-, 3-, and 5-year periods. Shareholders who bought in three years ago, ahead of the transformational acquisition of Sealy, lost 30.9% through the date in February when the dissidents first went public with their 13D filing. The underperformance is clearly attributable to the catastrophic loss of investor confidence…”

In addition, ISS recognized H Partners’ plan to reinvigorate the Company’s leadership, and called on the remaining directors to carefully consider H Partners’ suggestions:

•
“The dissident also provides an extensive analysis of how a properly-motivated leadership team could meaningfully address the company’s poor performance – chiefly, by redressing flaws in five areas: recruiting a capable CEO, reorganizing to an appropriate organizational structure, focusing its strategy, align[ing] management with shareholders through appropriately stretchy goals, and improving the clarity of its communications.”

•
“Of the 11 current directors, 6 have been on the board for over a decade. Some shareholders, having examined the quality of the board’s stewardship over a sustained period, may wish to hold other long-serving directors accountable as well. While we have no grounds to recommend against that decision, in making our vote recommendation we have relied instead on the analysis by the dissidents, as well as the opinion of other shareholders willing to speak on the matter, that this surgical approach to board renewal is an appropriate ﬁrst step, so long as the remaining directors take a bracing look at the suggestions the dissidents have laid out for a path forward.”

Per Tempur Sealy’s Bylaws, any director who does not receive a majority of the votes cast “for” his or her election must promptly tender his or her resignation to the Board.

H Partners is urging shareholders of Tempur Sealy to vote the BLUE proxy card “AGAINST” the re-election of Mark Sarvary, P. Andrews McLane, and Christopher A. Masto.

Additional information can be found at: www.FixTempurSealy.com.

If you need assistance in voting your shares or have other questions, you can contact Innisfree M&A Incorporated, H Partners’ proxy solicitor, at (212) 750-5833.

About H Partners Management
H Partners Management, LLC is an independent investment firm founded in 2005 based in New York City.

Contact Details
Usman Nabi / Arik Ruchim	Scott Winter / Jonathan Salzberger
H Partners Management, LLC	Innisfree M&A Incorporated
(212) 265-4200	(212) 750-5833

* Permission to quote third party reports and analysis was neither sought nor obtained.

Item 2: The following materials were posted by H Partners to www.FixTempurSealy.com:

Press Releases

04/22/15	ISS Recommends Tempur Sealy Shareholders Vote "Against" All Three Directors Targeted by H Partners
04/17/15	H Partners Sends Letter to Tempur Sealy Shareholders
04/07/15	H Partners Releases Investor Presentation Outlining Need For Immediate Change At Tempur Sealy
04/02/15	H Partners Files Definitive Proxy Materials In Connection With Tempur Sealy 2015 Annual Meeting Of Shareholders
03/23/15	H Partners Urges Tempur Sealy Shareholders to Hold CEO And Board Accountable For Significant Underperformance By Voting Against Three Directors at Upcoming Annual Meeting
02/17/15	Tempur Sealy's Largest Shareholder, H Partners, Demands Immediate Leadership And Board Changes To Drive Shareholder Value

© 2015 H Partners Management, LLC | Important Information